NBT Bancorp Inc.

52 South Broad Street
Norwich, New York 13815

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NBT Bancorp Inc. (“NBT”), will hold an annual meeting of stockholders at the Binghamton Regency at One Sarbro Square, Binghamton, NY 13901 on May 3, 2005 at 10:00 a.m. local time for the following purposes:

1.	To fix the size of the Board of Directors at sixteen;

2.	To elect five directors, each for a three-year term, and elect one director for a one-year term; and

3.	To transact such other business as may properly come before the NBT annual meeting.

We have fixed the close of business on March 15, 2005 as the record date for determining those stockholders of NBT entitled to vote at the NBT annual meeting and any adjournments or postponements of the meeting. Only holders of record of NBT common stock at the close of business on that date are entitled to notice of and to vote at the NBT annual meeting.

By Order of the Board of Directors of NBT Bancorp Inc.

/s/ Daryl R. Forsythe
Daryl R. Forsythe
Chairman and Chief Executive Officer

Norwich, New York
March 30, 2005

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN.
EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED OR VOTE VIA THE TOLL-FREE TELEPHONE NUMBER OR VIA THE INTERNET ADDRESS LISTED ON THE PROXY CARD. YOU MAY REVOKE ANY PROXY GIVEN IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

NBT Bancorp Inc.

52 South Broad Street
Norwich, New York 13815

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 3, 2005

This proxy statement and accompanying proxy card are being sent to the stockholders of NBT Bancorp Inc. (“NBT” or, the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the annual meeting of stockholders. This proxy statement, together with the enclosed proxy card, is being mailed to stockholders on or about March 30, 2005.

When and Where the NBT Annual Meeting Will Be Held

We will hold our annual meeting of stockholders at the Binghamton Regency at One Sarbro Square, Binghamton, NY 13901 on May 3, 2005 at 10:00 a.m. local time.

What Will Be Voted on at the NBT Annual Meeting

At our annual meeting, our stockholders will be asked to consider and vote upon the following proposals:

•	To fix the size of the Board of Directors at sixteen;
•	To elect five directors, each for a three-year term, and elect one director for a one-year term; and
•	To transact such other business as may properly come before the NBT annual meeting.

We may take action on the above matters at our annual meeting on May 3, 2005, or on any later date to which the annual meeting is postponed or adjourned.

We are unaware of other matters to be voted on at our annual meeting. If other matters do properly come before our annual meeting, including consideration of a motion to adjourn the annual meeting to another time and/or place for such purpose of soliciting additional proxies, we intend that the persons named in this proxy will vote the shares represented by the proxies on such matters as determined by a majority of the Company’s Board.

Stockholders Entitled to Vote

We have set March 15, 2005, as the record date to determine which of our stockholders will be entitled to vote at our annual meeting. Only those stockholders who held their shares of record as of the close of business on that date will be entitled to receive notice of and to vote at our annual meeting. As of March 15, 2005, there were 32,604,440 outstanding shares of our common stock. Each of our stockholders on the record date is entitled to one vote per share.

Vote Required to Approve the Proposal

A plurality of the shares of our common stock represented at our annual meeting, either in person or by proxy, and entitled to vote at our annual meeting will elect directors. This means that the six nominees who receive the most votes will be elected.

The affirmative vote of a majority of the shares of our common stock represented at our annual meeting, either in person or by proxy, and entitled to vote at our annual meeting is required to approve the proposal to fix the number of directors at sixteen.

Our Board urges our stockholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope or to vote by telephone or via the Internet. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the annual meeting. Abstentions will be counted in determining the number of shares represented and entitled to vote.

Number of Shares That Must Be Represented for a Vote to Be Taken

In order to have a quorum, a majority of the total voting power of our outstanding shares of common stock entitled to vote at our annual meeting must be represented at the annual meeting either in person or by proxy. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business.

Voting Your Shares

Our Board is soliciting proxies from our stockholders. This will give you an opportunity to vote at our annual meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted by a named agent in accordance with your instructions.

If you are a record holder and vote by proxy but make no specification on your proxy card that you have otherwise properly executed, the named agent may vote the shares represented by your proxy:

•	FOR fixing the number of directors at sixteen; and
•	FOR electing the six persons nominated by our Board as directors.

If your common stock is held by a broker, bank or other nominee (i.e., in “street name”), you should receive instructions from that person or entity in order to have your shares of common stock voted. If you hold your common stock in your own name and not through a broker or other nominee, you may grant a proxy by dating, signing and mailing your proxy card or by voting by telephone or via the Internet. You may also cast your vote in person at the meeting.

Mail. To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated.

Telephone. If you hold NBT common stock in your own name and not through a broker or other nominee, you can vote your shares of NBT common stock by telephone by dialing the toll-free telephone number 1-800-690-6903. Telephone voting is available 24 hours a day until 11:59 p.m. local time on May 2, 2005. Telephone voting procedures are designed to authenticate stockholders by using the individual control numbers on your proxy card. If you vote by telephone, you do not need to return your proxy card.

Via the Internet. If you hold NBT common stock in your own name and not through a broker or other nominee, you can vote your shares of NBT common stock electronically via the Internet at www.proxyvote.com. Internet voting is available 24 hours a day until 11:59 p.m. local time on May 2, 2005. Internet voting procedures are designed to authenticate stockholders by using the individual control numbers on your proxy card. If you vote via the Internet, you do not need to return your proxy card.

In person. If you attend the annual meeting in person, you may vote your shares by completing a ballot at the meeting. Attendance at the annual meeting will not by itself be sufficient to vote your shares; you still must complete and submit a ballot at the annual meeting.

Changing Your Vote

Any NBT stockholder of record giving a proxy may revoke the proxy at any time before the vote at the annual meeting in one or more of the following ways:

•	Delivering a written notice of revocation to the Chief Executive Officer of NBT bearing a later date than the proxy;
•	Submitting a later dated proxy by mail, telephone or via the Internet; or
•
Appearing in person and submitting a later dated proxy or voting at the annual meeting. Attendance at the annual meeting will not by itself constitute a revocation of a proxy; to revoke your proxy, you must complete and submit a ballot at the annual meeting or submit a later dated proxy.

You should send any written notice of revocation or subsequent proxy to NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815, Attention: Corporate Secretary, or hand deliver the notice of revocation or subsequent proxy to the Corporate Secretary at or before the taking of the vote at the annual meeting. You may also revoke your proxy by telephone or via the Internet by giving a new proxy over the telephone or the Internet prior to 11:59 p.m. on May 2, 2005.

Solicitation of Proxies and Costs

We will bear our own costs of soliciting of proxies. We will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses in forwarding proxy materials to owners of shares of our common stock held in their names. In addition to the solicitation of proxies by use of the mail, we may solicit proxies from our stockholders by directors, officers and employees acting on our behalf in person or by telephone, telegraph, facsimile or other appropriate means of communications. We will not pay any additional compensation, except for reimbursement of reasonable out-of-pocket expenses, to our directors, officers and employees in connection with the solicitation.  You may direct any questions or requests for assistance regarding this proxy statement to Michael J. Chewens, Senior Executive Vice President of NBT, by telephone at (607) 337-6520 or by e-mail at mjchewens@nbtbci.com.

Regardless of the number of shares you own, your vote is important to us. Please complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope or vote by telephone or via the Internet using the telephone number or the Internet address on your proxy card.

PROPOSAL 1 SIZE OF THE BOARD OF DIRECTORS

Our Bylaws provide for a Board consisting of a number of directors, not less than five nor more than twenty-five, as shall be designated by our stockholders as of each annual meeting. Our Board is presently comprised of seventeen members. The Board has proposed that the stockholders vote to fix the number of directors constituting the full Board at sixteen members.

The Board of Directors unanimously recommends that stockholders vote FOR fixing the size of the Board of Directors at sixteen members.

PROPOSAL 2 ELECTION OF DIRECTORS

At the annual meeting, five directors will be elected to serve a three-year term and one director will be elected to serve a one-year term, until each such director’s successor is elected and qualified or until the director’s earlier death, resignation or removal. The Board currently consists of seventeen members and is divided into three classes. The term of only one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified. Messrs. Chojnowski, Gregory, Santangelo, Horger, and Ms. Ingraham, whose terms expire at the 2005 annual meeting, have been nominated to stand for re-election at the 2005 annual meeting for terms expiring in 2008. In addition, shareholders are being asked to elect Martin A. Dietrich to the Board of Directors. Mr. Dietrich was appointed to the Board on January 1, 2005 for a term expiring at the 2006 annual meeting pursuant to the terms of his employment agreement with the Company. Mr. Dietrich was appointed to the class of directors whose terms expire at the 2006 annual meeting so as to keep the three classes as equal in numbers as practicable. Pursuant to the Company’s Bylaws, the Company is required to ask the shareholders to elect Mr. Dietrich at the next annual meeting following his appointment. Mr. Paul O. Stillman, whose term expires as of the 2005 annual meeting, has advised the Company that he intends to retire from the Board. The Board greatly appreciates his service and contributions to the success of the Company and NBT Bank. The persons named in the enclosed proxy intend to vote the shares of our common stock represented by each proxy properly executed and returned to us FOR election of the following nominees as directors, but if the nominees should be unable to serve, they will vote such proxies for those substitute nominees as our Board shall designate to replace those nominees who are unable to serve. Our Board currently believes that each nominee will stand for election and will serve if elected as a director. Assuming the presence of a quorum at the annual meeting, the five director nominees for the class expiring at the 2008 annual meeting and the one director nominee for the class expiring at the 2006 annual meeting will be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the annual meeting and present in person or represented by proxy. This means that the six nominees who receive the most votes will be elected. There are no cumulative voting rights in the election of directors. The names of the nominees for election for the terms as shown, our continuing directors and certain information as to each of them are as follows:

Name	Age	Principal Occupation During Past Five Years and Other Directorships	Director Since	Number of Common Shares Beneficially Owned on 12/31/04		Percent of Shares Outstanding

Nominee with term expiring in 2006:

Martin A. Dietrich	49	President of NBT since January 2004;	2005	8,332	(1)	*
		President and CEO of NBT Bank since		848	(1) (a)	*
		January 2004; President and Chief Operating		20,135	(1) (b)	*
		Officer of NBT Bank from September 1999		13,194	(2)	*
		to December 2003		123,312	(4)	*
		Directorships:		7,000	(c)	*
		Preferred Mutual Insurance Company
		Chenango Memorial Hospital Board of Trustees
		United Health Services
		Pennstar Bank since 2004
		NBT Bank since 2001

Nominees with terms expiring in 2008:

Richard Chojnowski	62	Electrical contractor (sole proprietorship)	2000	3,456	(1)	*
		Directorships:		264,353	(2)	*
		Pennstar Bank since 1994		4,200	(3)	*

Dr. Peter B. Gregory	69	Partner, Gatehouse Antiques	1987	94,390	(1)	*
		Directorships:		60,179	(1) (a)	*
		NBT Bank since 1978		4,176	(3)	*

Joseph A. Santangelo	52	President and CEO - Arkell Hall Foundation Inc.	2001	5,320	(1)	*
		Directorships:		6,553	(2)	*
		NBT Bank since 1991		2,900	(3)	*

Janet H. Ingraham	67	Professional Volunteer	2002	11,456	(1)	*
		Directorships:		523	(1) (a)	*
		Chase Memorial Nursing Home Corp.		1,648	(3)	*
		Chenango Memorial Hospital Board of Trustees
		NBT Bank since 1996

Paul D. Horger	67	Partner, Oliver, Price & Rhodes, attorneys	2002	13,232	(1)	*
		Directorships:		2,400	(3)	*
		Pennstar Bank since 1997

Continuing Directors with terms expiring in 2007:

Daryl R. Forsythe	61	Chairman and CEO of NBT since January 2004;	1992	94,427	(1)	*
		Chairman of NBT Bank since January 2004;		1,511	(1) (a)	*
		Chairman, President and CEO of NBT from April		11,345	(1) (b)	*
		2001 to December 2003; Chairman and CEO		8,998	(2)	*
		of NBT Bank from September 1999 to		129,054	(4)	*
		December 2003; President and CEO of NBT and
		NBT Bank from January 1995 to April 2001 /
		September 1999
		Directorships:
		Security Mutual Life Ins. Co. of NY
		New York Bankers Association
		Blue Cross / Blue Shield Southern Tier Advisory Board
		NBT Bank since 1988

William C. Gumble	67	Retired attorney-at-law; County Solicitor and	2000	100,850	(1)	*
		District Attorney of Pike County, PA		4,200	(3)	*
		Directorships:
		Pennstar Bank since 1985

William L. Owens	55	Partner, Harris Beach LLP, attorneys	1999	6,985	(1)	*
		Directorships:		1,441	(3)	*
		Champlain Enterprises, Inc.
		Mediquest, Inc.
		Community Providers, Inc.
		NBT Bank since 1995

Van Ness D. Robinson	69	Chairman/Secretary - New York Central Mutual	2001	3,981	(1)	*
		Fire Insurance Co. (NYCM)		888,471	(d)	2.7%
		Directorships:		2,700	(3)	*
		NYCM
		Basset Healthcare
		Bruce Hall Corporation
		NBT Bank since 1997

Patricia T. Civil	55	Retired Managing Partner, PricewaterhouseCoopers LLP	2003	2,678	(1)	*
		Directorships:		1,000	(3)	*
		Rosamond Gifford Charitable Foundation
		Visiting Nurses Association of Central New York
		NBT Bank since 2003

Continuing Directors with terms expiring in 2006:

Andrew S. Kowalczyk, Jr.	69	Partner, Kowalczyk, Tolles, Deery, & Hilton, LLP,	1994	8,453	(1)	*
		attorneys		4,800	(3)	*
		Directorshups:
		Trenton Technology Inc.
		NBT Bank since 1994

John C. Mitchell	54	President and CEO of I.L. Richer Co. (agri. business)	1994	22,422	(1)	*
		Directorships:		4,697	(2)	*
		Preferred Mutual Insurance Company		1,593	(3)	*
		New York Agricultural Development Corp.
		NBT Bank since 1993

Joseph G. Nasser	47	Accountant, Nasser & Co.	2000	37,403	(1)	*
		Directorships:		11,449	(2)	*
		Pennstar Bank since 1999		4,164	(3)	*

Michael H. Hutcherson	42	President, The Colonial Agency LLC,	2002	2,717	(1)	*
		(insurance services)		2,613	(1) (a)	*
		Directorships:		827	(2)	*
		NBT Bank since 2002		1,176	(3)	*

Michael M. Murphy	43	President & Owner, Red Line Towing Inc.	2002	6,565	(1)	*
		Directorships:		1,635	(1) (a)	*
		Pennstar Bank since 1999		38,658	(2)	*
				1,100	(3)	*

Executive Officers of NBT Bancorp Inc. Other Than Directors Who Are Officers:
Name	Age	Present Position and Principal Position During Past Five Years	Number of Common Shares Beneficially Owned on 12/31/04		Percent of Shares Outstanding

Michael J. Chewens	43	Senior Executive Vice President, Chief Financial Officer	566	(1)	*
		of NBT and NBT Bank since January 2002; EVP of	6,584	(1) (b)	*
		same 1999-2001; Secretary of NBT and NBT Bank	87,172	(4)	*
		since December 2000

David E. Raven	42	President and Chief Operating Officer of Pennstar Bank	6,059	(1)	*
		Division since August 2000; Senior Vice President of	5,615	(1) (b)	*
		Sales and Administration, September 1999 -	83,495	(4)	*
		August 2000

As of December 31, 2004, all Directors and Executive Officers listed above as a group beneficially owned 2,245,011 or 6.83% of total shares outstanding, including shares owned by spouses, certain relatives and trusts, as to which beneficial ownership may be disclaimed, and options exercisable within sixty days. Based on currently available Schedules 13D and 13G filed with the SEC, we do not know of any person who is the beneficial owner of more than 5% of our common stock.

NOTES:
(a)
The information under this caption regarding ownership of securities is based upon statements by the individual nominees, directors, and officers and includes shares held in the names of spouses, certain relatives and trusts as to which beneficial ownership may be disclaimed. These indirectly held shares total 74,309 for the spouses, minor children and trusts.

(b)	In the case of officers and officers who are directors, shares of our stock held in NBT Bancorp Inc. 401(k) and Employee Stock Ownership Plan as of December 31, 2004 totaling 43,679 are included.
(c)	Martin A. Dietrich has power of attorney for his mother, who owns 7,000 shares.
(d)	New York Central Mutual Fire Insurance Company, of which Van Ness D. Robinson serves as Chairman/Secretary, owns 888,471 shares.

(1)	Sole voting and investment authority.
(2)	Shared voting and investment authority.
(3)	Shares under option from the NBT 2001 Non-Employee Director, Divisional Director and Subsidiary Director Stock Option Plan, which are exercisable within sixty days of December 31, 2004.
(4)	Shares under option from the NBT 1993 Stock Option Plan, which are exercisable within sixty days of December 31, 2004.
         (*) Less than 1%.

The Board of Directors unanimously recommends that stockholders vote FOR the election of all of its director nominees.

Director Independence

Based on a review of the responses of the Directors to questions regarding employment and compensation history, affiliations and family and other relationships and on individual discussions with Directors, the full Board has determined that all Directors, excluding Mr. Forsythe and Mr. Dietrich, meet the standards of independence set forth by the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market. Directors on our Risk Management (audit) Committee meet the expanded independence requirements of audit committee members. In addition, our board of directors has determined that Ms. Civil is an “audit committee financial expert” as that term is defined in NASD Marketplace Rule 4350(d)(2)(A).

The independent members of the Board meet on a quarterly basis in an executive session where non-independent Directors and Management are excused. John Mitchell, who serves as chairman of the Nominating and Corporate Governance Committee, currently chairs these executive sessions.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all employees, as well as each member of the Company’s Board of Directors. The Code of Business Conduct and Ethics is available at the Company’s website at www.nbtbancorp.com/corporategov.html.

Board Policy Regarding Communications With the Board

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Corporate Secretary, NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815. Any such communication must state the name of and the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate. At each board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available on request.

Director Attendance at Board Meetings and Annual Meetings

During fiscal 2004, NBT held five meetings of its Board. Each incumbent Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served. In addition, Directors are expected to attend our Annual Stockholder Meetings. All Directors were in attendance at the 2004 Annual Meeting and we expect that all directors will be present at the 2005 Annual Meeting.

Committees of the Board

NBT has a number of standing committees, including a Nominating and Corporate Governance Committee, Risk Management Committee and Compensation and Benefits Committee. The Board has determined that all of the Directors who serve on these Committees are independent for purposes of Nasdaq Rule 4200 and that the members of the Risk Management Committee are also “independent” for purposes of section 10A(m)(3) of the Securities Exchange Act of 1934. A description of each of these committees follows:

Nominating and Corporate Governance Committee:

Chairman:                                   John C. Mitchell

Members:                  Richard Chojnowski
        Dr. Peter B. Gregory
        Paul D. Horger
        Michael H. Hutcherson
        Janet H. Ingraham
                        Van Ness D. Robinson

The Nominating and Corporate Governance Committee is responsible for determining the qualification of and nominating persons for election to the Board of Directors, including (if applicable) stockholder nominations that comply with the notice procedures set forth by SEC Regulation and the Company’s Bylaws. The Committee also formulates our corporate governance guidelines and functions to ensure a successful evolution of management at the senior level. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on the NBT Bancorp website at www.nbtbancorp.com/corporategov.html. This Committee met two times in 2004.

The Board of Directors believes that it should be comprised of Directors who possess the highest personal and professional ethics, integrity, and values, and who shall have demonstrated exceptional ability and judgment and who shall be most effective in representing the long-term interests of the stockholders.

When considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into account the candidate’s qualifications, experience and independence from management. In addition, in accordance with the Company’s Bylaws:

•
Every director must be a citizen of the United States and have resided in the State of New York, or within two hundred miles of the principal office of the company, for at least one-year immediately preceding the election;

•	Each director must own $1,000 aggregate book value of the Company’s common stock; and
•	No person shall be eligible for election or re-election as a director if they shall have attained the age of 70 years.

When seeking candidates for Director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent Directors, Management or others. The Committee also has the authority to retain any search firm to assist in the identification of director candidates. The Committee will review the qualifications and experience of each candidate. If the committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

The Company’s Bylaws also permit stockholders eligible to vote at the annual meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the President of NBT. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of NBT within 10 days following the day on which public disclosure of the date of any annual meeting called for the election of directors is first given. The Nominating and Corporate Governance Committee will consider candidates for Director suggested by stockholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 3 of the Company’s Bylaws, which must be set forth in a stockholder’s notice of nomination. Article III, Section 3 of the Company’s Bylaws requires that the notice include: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name of such person and (ii) the principal occupation or employment of such person; and (b) as to the stockholder giving notice (i) the name and address of such stockholder, (ii) the number of shares of the Company that will be voted for the proposed nominee by such stockholder (including shares to be voted by proxy) and (iii) the number of shares of the Company which are beneficially owned by such stockholder.

Risk Management Committee:

Chairman:     Joseph G. Nasser

Members:      Richard Chojnowski
    Patricia T. Civil
    William C. Gumble
    Janet H. Ingraham
    John C. Mitchell
                                            Van Ness D. Robinson
    Joseph A. Santangelo
    Paul O. Stillman

The Risk Management Committee, our audit committee, represents our Board in fulfilling its statutory and fiduciary responsibilities for independent audits of NBT, including monitoring accounting and financial reporting practices and financial information distributed to stockholders and the general public. This Committee met five times in 2004. Responsibilities and duties of this Committee are discussed more fully in the section titled Risk Management Committee Report and in the Committee’s charter, which is available on the NBT Bancorp website at www.nbtbancorp.com/corporategov.html.

Compensation and Benefits Committee:

Chairman:       Andrew S. Kowalczyk, Jr.

Members:      Patricia T. Civil
William C. Gumble
Michael M. Murphy
Joseph G. Nasser
William L. Owens
Joseph A. Santangelo
Paul O. Stillman

This Committee has the responsibility of reviewing the salaries and other forms of compensation of the key executive personnel of NBT and our subsidiaries. The Committee administers our pension plan, 401(k) and employee stock ownership plan, the directors’ and officers’ stock option plans, as well as the restricted, deferred and performance share stock plans. This Committee met two times in 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Our Directors and Executive Officers must, under Section 16(a) of the Securities Exchange Act of 1934, file certain reports of their initial ownership of our common stock and of changes in beneficial ownership of our securities. Based solely on a review of reports submitted to NBT, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2004 all Section 16(a) filing requirements applicable to NBT’s Officers and Directors were complied with on a timely basis; except for one Form 4 for Ms. Civil, covering a purchase of 250 shares; and Mr. Nasser failed to disclose 58 shares held in street name on his Initial Statement of Beneficial Ownership of Securities (Form 3), but he did report those holdings on a subsequent Form 4 that was timely filed in 2004.

Compensation of Directors and Officers

Board of Directors’ Fees. Members of our Board receive an annual retainer of $5,000. Board members also receive an annual retainer of $10,000 payable in the form of restricted stock, pursuant to the Non-Employee Directors’ Restricted and Deferred Stock Plan (the “Directors’ Plan”). Under the Directors’ Plan, restricted stock will vest over a three-year period. In 2004, members of our Board also received a grant of 568 shares of deferred stock, pursuant to the Directors’ Plan. Deferred stock vests when an individual ceases to be a member of the Board. Directors receive $900 for each Board meeting attended. Our Board members also receive $600 for each committee meeting attended ($900 additional compensation for special meetings held or meetings held at the request of Management). Chairmen of the committees receive $900 for each committee meeting attended. Our officers who are also directors do not receive any Board fees. Under the NBT Non-Employee Director, Divisional Director and Subsidiary Director

Stock Option Plan, we annually grant each of our non-employee directors an option to purchase shares of our common stock at the fair market value per share on the date of the grant. The number of shares granted equals 1,000 multiplied by the number of NBT Bancorp Board meetings attended in the prior year and divided by the number of NBT Bancorp Board meetings held in the prior year. We also provide an annual cash payment of $207 to Dr. Peter B. Gregory in lieu of a life insurance premium that was paid from an acquired financial institution.

Summary Compensation Table
				Long-Term Compensation Awards
		Annual Compensation
Name and Principal Positions	Year	Salary ($)	Bonus ($)(a)	Securities Underlying Options	LTIP Payouts	All Other Compensation ($)(b)

Daryl R. Forsythe	2004	$450,000	$270,000	30,444	$0	$138,857
Chairman and Chief Executive	2003	425,000	255,000	36,375	0	121,788
Officer of NBT	2002	375,000	225,000	52,300	0	107,678

Martin A. Dietrich	2004	$315,000	$189,000	21,311	$0	$60,012
President of NBT; President and	2003	281,000	157,360	24,000	0	54,000
Chief Executive Officer of NBT Bank	2002	260,000	145,600	36,200	0	54,000

Michael J. Chewens	2004	$251,500	$140,840	17,015	$0	$53,014
Senior Executive Vice President,	2003	232,000	129,920	19,875	0	51,418
Chief Financial Officer and	2002	214,500	120,120	29,900	0	51,418
Secretary of NBT and NBT Bank

David E. Raven	2004	$234,000	$131,040	15,831	$0	$22,180
President and Chief Operating Officer	2003	216,000	120,960	18,450	0	20,000
Pennstar Bank Division	2002	200,000	112,000	27,900	0	20,000

NOTES:
(a)	Represents bonuses under our Executive Incentive Compensation Plan earned in the specified year and paid in January of the following year.

(b)
NBT contributions to its defined benefit pension plan were $89,175 in 2004, $87,000 in 2003 and in 2002, for Mr. Forsythe; $38,950 in 2004, $38,000 in 2003 and in 2002, for Mr. Chewens; $45,100 in 2004, $44,000 in 2003 and in 2002, for Mr. Dietrich; and $10,250 in 2004, $10,000 in 2003 and in 2002, for Mr. Raven.

This column also reflects NBT contributions to NBT Bancorp Inc. 401(k) and Employee Stock Ownership Plan (“401(k)/ESOP”), employer matching contributions for Messrs. Forsythe, Chewens, Dietrich and Raven were $6,150 in 2004, $6,000 in 2003 and in 2002.  Discretionary contributions to the 401(k)/ESOP for Messrs, Forsythe, Chewens, Dietrich and Raven were $4,100 in 2004, $4,000 in 2003 and in 2002. Discretionary contributions reflect statutory maximum compensation levels for 2004, 2003 and 2002 for each executive named.

Also included in this column are costs to the Corporation for disability plan agreements and split-dollar life insurance plans as well as income recognized from the individual Universal Life coverage under the Executive Life Carve-Out Plan. For Mr. Forsythe, these costs were $26,346 in 2004, $11,702 in 2003, and $10,678 in 2002. For Mr. Chewens these costs were $3,814 for 2004, $3,418 in 2003 and in 2002. For Mr. Dietrich the costs were $4,662 for 2004. For Mr. Raven the costs were $1,680 for 2004.

In addition, included in this column are the annual premiums paid to provide Long-Term Care Insurance for the benefit of Mr. Forsythe and his spouse, which were $6,433 and $6,653 respectively in both 2004 and in 2003.

Option Grants Information

The following table presents information concerning grants of stock options made during 2004 to each of the named Executive Officers. The potentially realizable values are net of exercise price, but before taxes associated with exercise. These amounts are based solely on assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercises and common stockholdings are dependent on the future performance of our common stock, overall market conditions and the option holders’ continued employment through the vesting period. There can be no assurance that the potential realizable values shown in this table will be achieved.

Option Grants in Last Fiscal Year
		Individual Grants
Name	# of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2) 5% 10%
Daryl R. Forsythe	30,444 (a)	8.7%	$22.1715	01/01/2014	$424,497	$1,075,759
Daryl R. Forsythe	15,365 (b)	4.4%	22.4075	09/08/2014	216,523	548,712
Daryl R. Forsythe	9,700 (b)	2.8%	22.3517	09/01/2014	136,352	345,542
Total	55,509	15.9%			$777,372	$1,970,012

Martin A. Dietrich	21,311 (a)	6.1%	$22.1715	01/01/2014	$297,151	$753,038
Martin A. Dietrich	3,840 (b)	1.1%	22.2050	02/11/2014	53,624	135,894
	25,151	7.2%			$350,775	$888,932

Michael J. Chewens	17,015 (a)	4.9%	$22.1715	01/01/2014	$237,249	$601,236

David E. Raven	15,831 (a)	4.5%	$22.1715	01/01/2014	$220,740	$559,399

NOTES:
(1)	Nonqualified options have been granted at fair market value at the date of grant.
(2)
The potential realizable value of each grant of options, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term, at the specified annualized rates. The assumed growth rates in price in our stock are not necessarily indicative of actual performance that may be expected. The amounts exclude any execution costs by the executive to exercise such options.

(a)	Options vest 40% after one year from grant date; an additional 20% vest each following year.
(b)	“Reload” options (defined in the NBT 1993 Stock Option Plan) vest in full two years after the date of grant.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table presents information concerning the exercise of stock options during 2004 by each of the named Executive Officers and the value at December 31, 2004, of unexercised options that are exercisable within sixty days of December 31, 2004. Unexercised In the Money Options values, unlike the amounts set forth in the column headed “Value Realized,” have not been, and may never be, realized. All information has been adjusted for stock dividends and splits. The underlying options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of our common stock on the date of exercise. There can be no assurance that these values will be realized.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
			Number of Securities Underlying Unexercised Options at FY End	Value of Unexercised In the Money Options at FY End(2)
Name	Shares Acquired on Exercise	Value Realized(1)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

Daryl R. Forsythe	139,930	$965,900	129,054/95,292	$881,236/544,843
Martin A. Dietrich	50,484	391,793	123,312/33,467	1,069,468/219,748
Michael J. Chewens	18,800	145,230	87,172/24,139	760,432/169,271
David E. Raven	-0-	-0-	83,495/22,459	766,735/157,544

NOTES:
(1)	Represents difference between the fair market value on the date of exercise of the securities underlying the options and the exercise price of the options.
(2)	Represents difference between the fair market value of the securities underlying the options and the exercise price of the options at December 31, 2004.

Long-Term Incentive Plans—Awards in Last Fiscal Year

The following table provides information on awards granted in 2004 to the executive officers named in the Summary Compensation Table under the NBT Bancorp Inc. Performance Share Plan. Please also see the discussion on page 16 for more information on the Performance Share Plan.

Name	Number of Performance Shares	Performance or Other Period Until Maturation Or Payout	Estimated Future Payout in Shares of Common Stock
			Target (#)	Maximum (#)
Daryl R. Forsythe	5,000	12/31/07	5,000	6,000
Martin A. Dietrich	5,000	12/31/07	5,000	6,000
Michael J. Chewens	3,500	12/31/07	3,500	4,200
David E. Raven	3,500	12/31/07	3,500	4,200

Pension Plan

Our executives participate in the NBT Bancorp Inc. Defined Benefit Pension Plan. This plan is a noncontributory, tax-qualified defined benefit pension plan. Eligible employees are those who have attained age 21 and have completed one year of service in which the employee worked at least 1,000 hours. The plan provides for 100% vesting after five years of qualified service. Prior to the amendment and restatement of the plan effective January 1, 2000, the plan had received a determination from the Internal Revenue Service that the plan was qualified under Section 401(a) of the Internal Revenue Code. The plan, as amended and restated effective January 1, 2000, was submitted in 2001 to the Internal Revenue Service for determination. The plan was converted to a defined benefit plan with a cash balance feature, effective January 1, 2000. Prior to that date, the plan was a traditional defined benefit pension plan.

Under a cash balance plan such as our plan, hypothetical account balances are established for each participant and pension benefits are generally stated as the lump sum amount in that hypothetical account. Notwithstanding the preceding sentence, since a cash balance plan is a defined benefit plan, the annual retirement benefit payable at normal retirement (age 65) is an annuity, which is the actuarial equivalent of the participant’s account balance under the cash balance plan. However, participants may elect, with the consent of their spouses if they are married, to have the benefits distributed as a lump sum rather than an annuity. Benefits under the plan for 2004 are computed using a cash balance methodology for people who converted (as described hereafter) that provides for pay-based credits to the participants’ hypothetical accounts equal to 5 to 43.5 percent (depending on age and other factors) on the first $205,000 of annual eligible compensation. Eligible compensation under the plan is defined as fixed basic annual salary or wages, commissions, overtime, cash bonuses, and any amount contributed by us at the direction of the participant pursuant to a salary reduction agreement and excludible from the participant’s gross income under the Internal Revenue Code, but excluding any other form of remuneration, regardless of the manner calculated or paid, such as amounts realized from the exercise of stock options, severance pay or our cost for any public or private benefit plan, including this pension plan. In addition to the pay-based service credits, monthly interest credits are made to the participant's account balance based on the average annual yield on 30-year U.S. Treasury securities for the November of the prior year. Each active participant in the pension plan as of January 1, 2000 was given a one-time irrevocable election to continue participating in the traditional defined benefit plan design or to begin participating in the new cash balance plan design. All employees who became participants after January 1, 2000 automatically participated in the cash balance plan design. Each of our executives chose to participate in the cash balance plan design.

The following table shows the estimated annual accrued benefits at December 31, 2004, payable as Life Annuities with Five Years Certain upon retirement at Normal Retirement Age (“NRA”) for each of the named executives:

Executive	Annuity Benefit at NRA
Mr. Forsythe	$ 53,003
Mr. Dietrich	$ 64,388
Mr. Chewens	$ 54,621
Mr. Raven	$ 17,028

Pension benefits under the plan are not subject to reduction for social security benefits or other offset amounts. Section 415 of the Internal Revenue Code places certain limitations on pension benefits that may be paid from the trusts of tax-qualified plans, such as the plan. Because of these limitations and in order to provide certain executives with adequate retirement income, we have entered into supplemental retirement agreements which provide retirement benefits to the named executives in the manner discussed below. It should be noted that where applicable the amounts payable under the supplemental retirement agreements, as discussed in the following section, are offset by payments made under our pension plan, the annuitized employer portion of our 401(k)/ESOP and social security.

Effective January 1, 2005, the plan was amended to increase the account balances for each of the above-named executives, in order to provide as much of their overall retirement benefits as possible from the qualified Pension Plan and thereby reduce the amount of retirement benefits payable to them from the nonqualified supplemental retirement agreements. The total benefit remains the same. The following table shows the estimated annual accrued benefits at January 1, 2005 as a result of the amendment, payable as Life annuities with Five Years Certain upon retirement at normal retirement age (“NRA”) for each of the named executives:

Executive	Annuity Benefit at NRA
Mr. Forsythe	$ 151,131
Mr. Dietrich	$ 109,646
Mr. Chewens	$ 87,288
Mr. Raven	$ 20,717

In addition, the Plan was amended January 1, 2005, to increase Mr. Raven’s future pay-based credit from 5 percent to 19 percent, and to provide a minimum account balance of $2,000 for all active plan participants on or after that date.

Supplemental Retirement Agreements and Plan

We have entered into an agreement with Mr. Forsythe to provide him with supplemental retirement benefits, revised most recently on January 28, 2002 (the “SERP”). The SERP provides that Mr. Forsythe’s annual benefit at normal retirement, including (a) the annual benefit payable to Mr. Forsythe under our pension plan, (b) the annual benefit that could be provided by contributions by us and NBT Bank (other than Mr. Forsythe's elective deferrals) to our 401(k)/ESOP and the earnings on those amounts if these contributions and earnings were converted to a benefit payable under the agreement using the actuarial assumptions provided under the agreement, (c) his social security benefit and (d) the SERP, will be equal to 75% of Mr. Forsythe's final average compensation (i.e., average annual base salary, commissions, bonuses and elective deferrals without regard to any Internal Revenue Code limitations on compensation applicable to tax-qualified plans). Additionally, Mr. Forsythe and his spouse will continue to receive medical benefits (including medical, dental and vision care) until his death. Reduced amounts will be payable under the SERP in the event Mr. Forsythe takes early retirement. If Mr. Forsythe becomes disabled before he attains age 62, he will be treated for purposes of the SERP as if he had continued to be employed by NBT Bank until he reached age 62, and then retired. If Mr. Forsythe dies, his spouse will be entitled to an annual benefit for life equal to 50% of the benefit payable to Mr. Forsythe and, if such death occurs before he retires, as if he had retired and begun receiving his benefit before he died. Except in the case of early retirement, disability or death, payment of benefits will commence upon the first day of the month after Mr. Forsythe attains age 65. Assuming a retirement age of 65, satisfaction of applicable SERP conditions, that he is currently 65, and that his 2004 compensation were his final average compensation as defined by the SERP, the estimated aggregate annual retirement benefit under the SERP, our cash balance pension plan, the annuitized employer portion of our 401(k)/ESOP and social security to be paid to Mr. Forsythe would be $528,750. The SERP will at all times be unfunded except that, in the event of a change in control, NBT will be required to transfer to a grantor trust an amount sufficient to cover all potential liabilities under the SERP.

We have also adopted a Supplemental Executive Retirement Plan in which Messrs. Chewens, Dietrich, and Raven participate. Messrs. Chewens, Dietrich, and Raven’s agreements pursuant to the SERP provide each executive with an annual supplemental benefit at normal retirement, including (a) the annual benefit payable to the executive under our pension plan, (b) the annual benefit that could be provided by contributions by us and NBT Bank (other than the executive's elective deferrals) to our 401(k)/ESOP and the earnings on those amounts if these contributions and earnings were converted to a benefit payable under the agreement using the actuarial assumptions provided under the agreement, (c) his social security benefit and (d) the SERP, will be equal to the greater of (1) 50% of the executive's final average compensation (i.e., average annual base salary, commissions, bonuses and elective deferrals without regard to any Internal Revenue Code limitations on compensation applicable to tax qualified plans) or (2) the sum of the annual amount of the executive's benefit under our pension plan, calculated without giving effect to limitations and restrictions imposed by the Internal Revenue Code plus the annual benefit that could be provided by contributions by us and NBT Bank (other than the executive's elective deferrals) to our 401(k)/ESOP and the earnings on those amounts, calculated by disregarding the limitations and restrictions imposed by the Internal Revenue Code and using the actuarial assumptions set out in our pension plan. Reduced amounts will be payable under the SERP in the event Mr. Chewens, Mr. Dietrich, or Mr. Raven takes early retirement. If Mr. Chewens, Mr. Dietrich, or Mr. Raven dies leaving a surviving spouse, his spouse will be entitled to an annual benefit for life equal to the annual survivor annuity benefit under our pension plan, calculated without giving effect to limitations and restrictions imposed by the Internal Revenue Code, reduced by the surviving spouse benefit actually payable under such plan, plus a lump sum amount equal to contributions by us and NBT Bank (other than the executive's elective deferrals) to our 401(k)/ESOP, calculated by disregarding the limitations and restrictions imposed by the Internal Revenue Code, reduced by the amounts actually contributed to our 401(k)/ESOP, plus the earnings on such net amount. If the executive dies after attaining age 60 and after he has retired, but before payment of benefits has commenced, the surviving spouse will receive an annual benefit equal to the excess, if any, of (1) the monthly amount the surviving spouse is entitled to under our pension plan, calculated without giving effect to limitations and restrictions imposed by the Internal Revenue Code, over (2) the monthly amount actually payable to the surviving spouse under our pension plan plus the monthly amount that is the actuarial equivalent of any supplemental retirement benefit payable to the surviving spouse. Except in the case of early retirement or death, payment of benefits will commence upon the first day of the month after Mr. Chewens, Mr. Dietrich, or Mr. Raven attains age 62. Assuming a retirement age of 62, satisfaction of applicable SERP conditions, that he is currently 62, and that his 2004 compensation were his final average compensation as defined by the SERP, the estimated aggregate annual retirement benefit under the SERP, our cash balance pension plan, the annuitized employer portion of our 401(k)/ESOP and social security to be paid to Messrs. Chewens, Dietrich, and Raven would be $190,710, $236,180, and $177,480, respectively. The SERPs for Mr. Chewens, Mr. Dietrich, and Mr. Raven will at all times be unfunded except that, in the event of a change in control, NBT will be required to transfer to a grantor trust an amount sufficient to cover all potential liabilities under the SERP.

Employment Agreements

We have entered into employment agreements with Messrs. Forsythe, Dietrich, Chewens and Raven. Under Mr. Forsythe’s agreement, he will serve as Chairman, and Chief Executive Officer of NBT until December 31, 2005, at which time he will retire as an active employee. Commencing January 1, 2006 and continuing for as long as Mr. Forsythe is a member of the Board of Directors, he agrees to serve as Chairman of NBT. Under Mr. Dietrich’s agreement, he will serve as the President and Chief Executive Officer of NBT Bank and as President of NBT from January 1, 2005 to December 31, 2005, and then as President and Chief Executive Officer of NBT and NBT Bank as of January 1, 2006. Further, Mr. Dietrich will continue to serve as a director of NBT Bank and, effective January 1, 2005, Mr. Dietrich was appointed to the Board of Directors of NBT. Mr. Chewens’ agreement provides that he will serve as a Senior Executive Vice President and Chief Financial Officer of NBT and NBT Bank. Mr. Raven’s agreement provides that he will serve as an Executive Vice President of NBT and as the President and Chief Operating Officer of our Pennstar Bank division. The termination of these agreements will occur upon the earlier of the executive’s death, disability, discharge, resignation, or a given date. For Mr. Dietrich, the agreement will terminate on January 1, 2010. For Messrs. Chewens and Raven, this termination date is January 1, 2008, with each agreement providing for automatic one-year extensions occurring annually each January 1. Mr. Forsythe’s agreement does not have a set termination date, but will terminate if he is no longer a director of NBT. Mr. Forsythe’s annual salary in 2004 was $450,000 and will be $495,000 in 2005. Mr. Dietrich’s annual salary was $315,000 in 2004 and is $350,000 during 2005. Mr. Chewens’ annual salary was $251,500 in 2004 and is $271,600 for 2005. Mr. Raven's annual salary was $234,000 in 2004 and is $252,700 for 2005.

In addition to base salary, all four executives are eligible to be considered for performance bonuses commensurate with his title and salary grade in accordance with the compensation policies. The agreements also grant each executive a right to stock options to be granted to him annually, pursuant to the 1993 Stock Option Plan, as amended, or any appropriate successor plan, computed using a formula approved by NBT that is commensurate with his title and salary grade. Mr. Forsythe only has the right to receive stock options under this plan until December 31, 2005. In addition, each executive is entitled to participate in the Performance Share Plan commensurate with his title and salary grade. Mr. Forsythe will be eligible to receive a payout from any Performance Share Plan in effect as of December 31, 2005 as if he were employed for the duration of any current plans. Under each agreement, the executive is also entitled to paid vacation time and sick leave commensurate with his title and salary grade, in accordance with the Company’s policy. Mr. Forsythe is entitled to no less than five weeks of paid vacation and Messrs. Dietrich, Chewens and Raven are each entitled to four weeks of paid vacation. Each executive will also receive other benefits including use of an automobile, country club privileges, and participation in our various employee benefits plans such as the pension plan, the 401(k)/ESOP, and various health, disability, and life insurance plans.

Upon termination of his respective agreement, Messrs. Forsythe, Dietrich, Chewens and Raven are each entitled to receive his accrued and unpaid salary, his accrued rights under our employee plans and arrangements, unpaid expense reimbursements, and the cash equivalent of his accrued annual vacation and sick leave. If the executive’s employment is terminated by us other than for “cause” (as defined in the agreements), or by the executive for “good reason” (as defined in the agreements) or, in the case of Mr. Forsythe only, as a result of the executive’s inability to perform his duties as a result of a physical or mental disability for a period of at least 180 days, the executive will continue to receive their base salary in a manner consistent with our normal payroll practices for a certain period. Mr. Forsythe would continue to receive such payments until the later of August 2, 2006 or one year after termination of employment. For Mr. Dietrich, these payments would be made until the latest of January 1, 2010 or three years after termination of employment. For Messrs. Chewens and Raven, the payments would continue until the later of January 1, 2008, or the date to which the term of employment under the agreement is automatically extended (see above). Messrs. Dietrich, Chewens and Raven will also receive a relocation payment if the executive relocates within 18 months after termination of employment from the Norwich, Binghamton or Scranton area, respectively. Each executive has also agreed that for one year after the termination of his agreement, he will not directly or indirectly compete with the Company or NBT Bank. If any of the executives are terminated due to a change of control covered by his change in control agreement (discussed later), his severance payments will be determined under that agreement.

Change In Control Agreements

We have entered into a change in control agreement with each of Messrs. Forsythe, Chewens, Dietrich and Raven most recently on July 23, 2001. The agreements for Messrs. Forsythe, Chewens, Dietrich and Raven provide in general that, in the event there is a change in control of us or NBT Bank and further, if within 24 months from the date of such change in control, Mr. Forsythe's, Chewens', Dietrich's or Raven's respective employment with us or NBT Bank is terminated without cause (as defined in the agreement) or by the executive with good reason (as defined in the agreement), or if within 12 months of such change in control, the executive resigns, irrespective of the existence of good reason, Messrs. Forsythe, Chewens, Dietrich or Raven will be entitled to receive 2.99 times the greater of (1) the sum of his annualized salary for the calendar year in which the change in control occurs, the maximum target bonus that could have been paid to him for such year if all applicable targets and objectives had been achieved, or if no formal bonus program is in effect, the largest bonus amount paid to him during any of the three preceding calendar years, his income from the exercise of nonqualified stock options during such year and other annualized amounts that constitute taxable income for such year, without consideration for salary reduction amounts that are excludible from taxable income or (2) his average annual compensation includible in his gross income for federal income tax purposes for the three years immediately preceding the year in which the change in control occurs, including base salary, bonus and ordinary income recognized with respect to stock options and other annualized amounts that constitute taxable income for such year, without reduction for salary reduction amounts that are excludible from taxable income. The executive will also receive a gross-up payment to compensate for the imposition of any excise taxes under section 4999 of the Internal Revenue Code. Moreover, if the executive's employment with us or NBT Bank is terminated without cause or by the executive with good reason within 24 months of such change in control, or if the executive resigns within 12 months of such change in control irrespective of the existence of good reason, the executive and his spouse and family, if applicable, will continue to receive the continued benefit for three years after the executive's date of termination, or such longer period as is provided in the appropriate plan, of all non-cash employee benefit plans, programs, or arrangements (including pension and retirement plans and arrangements, stock option plans, life insurance and health and accident plans and arrangements, medical insurance plans, disability plans, and vacation plans) in which the executive was entitled to participate immediately prior to the executive's date of termination, as in effect at the date of termination, so long as such continued participation is allowed under the applicable plans, programs, and arrangements. However, if the executive becomes eligible to participate in a benefit plan, program, or arrangement of another employer which confers substantially similar benefits upon the executive, the executive will cease to receive the benefits in respect to our plan, program, or arrangement. In the event that the executive's participation in any such plan, program, or arrangement is barred, we or NBT Bank will arrange to provide the executive with benefits substantially similar to those which the executive is entitled to receive under such plans, programs and arrangements or alternatively, pay an amount equal to the reasonable value of substantially similar benefits. In addition, each executive's benefit under any SERP shall be fully vested and his benefit thereunder will be determined as if his employment had continued for three additional years (or such lesser period after which the maximum benefit is attained), at an annual compensation equal to the amount determined for purposes of calculating his severance amount. Moreover, under certain circumstances we or NBT Bank or the acquiring entity will provide the executive with health coverage for the maximum period after termination of employment for which COBRA continuation coverage is available. The agreements are effective until December 31, 2005, and will automatically renew for one additional year each December 31 unless notice is given 90 days prior to the expiration of the current term. However, if a change in control occurs during the term of the agreement, it will be automatically extended for 24 months from the date of such a change in control. NBT has entered into similar change in control agreements with other members of its senior management team who are not executive officers.

Other Employment Benefits

The Company and Mr. Forsythe have entered into a wage continuation plan effective August 1, 1995, which provides that in the event Mr. Forsythe is disabled as a result of sickness or injury, he will receive 100% of his regular wages for the first three months of disability, subject to any deduction for social security or other offset amounts. If the disability extends beyond three months, Mr. Forsythe will receive payments of $10,000 per month until age 65, under an individual supplemental insurance policy. The annual cost of the individual policy for Mr. Forsythe is reflected in the Summary Compensation Table above. Furthermore, Mr. Chewens will receive 100% of his regular wages for the first ten weeks of disability, and NYS Statutory Disability Benefits for the maximum combined period of 26 weeks subject to any deduction for social security or other offset amounts. In addition, after three months of disability Mr. Chewens will receive payments of $3,750 per month under an individual supplemental insurance policy. Beginning after six months of disability, Mr. Forsythe and Mr. Chewens will receive additional payments, up to a maximum monthly benefit of $20,000, under a combination of the individual supplemental disability insurance policy and the group long-term disability program and executive carve-out. Additionally, Mr. Dietrich and Mr. Raven would receive 100% of their regular wages for the first 20 and 8 weeks of disability respectively, and NYS Statutory Disability Benefits for the maximum combined period of 26 weeks subject to any deduction for social security or other offset amounts. After six months of disability, Mr. Dietrich and Mr. Raven would receive a benefit of up to a maximum of $20,000 under the group long-term disability program and executive carve-out. The annual cost of the individual policies is reflected in the Summary Compensation Table above.

We have entered into an agreement to provide Long-Term Care Insurance for the benefit of Mr. Forsythe and his spouse, effective February 1, 2003. These policies provide a daily benefit for nursing home care, home health care and other benefits as stipulated in the contracts. The premiums for this program are structured to be no longer due after 10 years. The annual premiums for Mr. Forsythe and his spouse are $6,433 and $6,653 respectively.

Mr. Forsythe and NBT Bank have entered into a death benefits agreement and a split-dollar agreement, which were amended most recently on January 28, 2002. Under the death benefits agreement, a split-dollar life insurance policy has been taken out by NBT Bank on Mr. Forsythe's life in the face amount of $800,000. Upon Mr. Forsythe's death, his named beneficiary will receive $600,000 from the policy's proceeds, while NBT Bank will receive the remainder of the policy's proceeds. Under the split-dollar agreement, NBT Bank has taken out a life insurance policy on Mr. Forsythe's life in the amount of $1,500,000. Upon Mr. Forsythe's death, his named beneficiary will receive $1,000,000 from the policy's proceeds, while NBT Bank will receive the remainder of the policy's proceeds. Upon termination of either the death benefits agreement or the split-dollar agreement, which occurs after Mr. Forsythe has terminated employment and ceased to be Chairman of the NBT Board, Mr. Forsythe is required to transfer all of his right, title, and interest in the policy to us. As owner of the policies, NBT Bank retains discretion as to the disposition of the policy. NBT Bank pays the premium on the policy, of which an actuarially determined amount is attributable to Mr. Forsythe and is reflected in the Summary Compensation Table above.

Effective January 1, 2004 Messrs. Forsythe, Chewens, Dietrich and Raven each received an individual universal life policy through the Executive Group Life Insurance Carve Out, replacing the Master Group Plan coverage, for the death benefit amount of $500,000, $464,000, $500,000, and $432,000 respectively. NBT Bank pays the premium on the policy and the income to the executive is reflected in the Summary Compensation Table above.

Compensation Committee Interlocks and Insider Participation

In fiscal 2004, the following directors served as members of our Compensation and Benefits Committee: Andrew S. Kowalczyk, Jr., Patricia T. Civil, William C. Gumble, Michael M. Murphy, Joseph G. Nasser, William L. Owens, Joseph A. Santangelo, and Paul O. Stillman. No person who served as a member of the Compensation and Benefits Committee during 2004 was a current or former officer or employee of NBT or any of its subsidiaries or, except as disclosed below, engaged in certain transactions required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2004, which generally means that no executive officer of NBT served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation and Benefits Committee of NBT.

The law firm of Kowalczyk, Tolles, Deery, & Hilton, LLP, of which Director Andrew S. Kowalczyk, Jr., is a partner, provided legal services to us and NBT Bank in 2004. We paid $161,737 in fees for services received from this firm. The law firm of Harris Beach LLP, of which Director William L. Owens is a partner, also provided legal services to us in 2004. The amount paid to Harris Beach LLP was less than the established reporting thresholds.

From time to time, NBT Bank makes loans to its Directors and Executive Officers and related persons or entities. It is the belief of Management that these loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectability nor present other unfavorable features.

Compensation Committee Report on Executive Compensation

The Compensation and Benefits Committee of the Board of Directors is comprised of non-employee directors meeting the applicable standards for independence. The primary responsibility of the Compensation and Benefits Committee is to design, implement, and administer all facets of our compensation and benefits programs for all employees (including Executive Officer salaries, bonuses and certain other forms of compensation). The Committee also administers our pension plan, 401(k) and employee stock ownership plan (“ESOP”), the directors’ and officers’ stock option plans, as well as the restricted, deferred and performance share stock plans. The Committee presents its actions to our Board for approval.

The Committee annually retains an independent compensation consultant to help ensure that the total compensation is reasonable in comparison to the total compensation provided by similarly situated publicly traded financial institutions. The Compensation Committee has also sought the advice of that consultant in connection with the grant of stock options. Set forth below is a report addressing NBT's compensation policies for 2004 as they affected NBT's Executive Officers.

Compensation Policies for Executive Officers

NBT's Executive Compensation Policies are designed to provide competitive levels of compensation, to assist NBT in attracting and retaining qualified executives and to encourage superior performance. In determining levels of Executive Officers' overall compensation, the Compensation Committee considers the qualifications and experience of the executives, the size of the Company and the complexity of its operations, the financial condition, including recurring income, of the Company, the compensation paid to other persons employed by the Company and the compensation paid to persons having similar duties and responsibilities in comparable financial institutions. Compensation paid or awarded to NBT's Executive Officers in 2004 consisted of the following components: base salary, variable compensation and other.

Base Salary. The Compensation Committee reviews executive base salaries annually. Base salary is intended to signal the internal value of the position and to track with the external marketplace. All current Executive Officers presently serve pursuant to employment agreements that provide for a minimum base salary that may not be reduced without the consent of the Executive Officer. In establishing the fiscal 2004 salary for each Executive Officer, the Compensation Committee considered the officer's responsibilities, qualifications and experience, the size of the Company and the complexity of its operations, the financial condition of the Company (based on levels of recurring income, asset quality and capital), and compensation paid to persons having similar duties and responsibilities in comparable financial institutions.

Variable Compensation. Variable compensation consists of annual cash incentives in the form of our Executive Incentive Compensation Plan (“EICP”), stock option grants and Performance Share Plan.

The Committee designed the current EICP that links payout with stockholder interests. The Committee reviews the EICP annually. The Compensation Committee establishes corporate performance objectives at the beginning of each year. For 2004, the primary corporate financial performance objective was based on the Company attaining a certain target Earnings Per Share (“EPS”) level. EPS levels below the target level result in no EICP payment being made. EPS levels exceeding the target by specified percentages may result in increasing EICP payments based on a four-tiered structure. In 2004, the named executives, including Mr. Forsythe were eligible to receive an EICP payment based on NBT’s reported EPS. The Committee may, at their discretion, modify or interpret the plan from time to time, to negate the effects of certain non-recurring increases or decreases in the EPS level. For example in 2002, the favorable effect on EPS attributed to the adoption of a new FASB pronouncement was not considered, in determining the payments.

The purpose of NBT’s non-qualified stock option plan is to provide an additional incentive to certain NBT officers to work to maximize stockholder value. Stock options vest 40% after one year and in equal increments over the next three years. This approach is designed to act as a retention device for key employees and to encourage employees to take into account the long-term interests of NBT. The guidelines used in 2004 by the Compensation Committee in making the stock option grants to Mr. Forsythe and other named Executive Officers of NBT took into account the duties and responsibilities of the individuals and the advice of our independent compensation consultant. In January 2004, the named executives received options to purchase an aggregate of 84,601 shares of common stock at exercise prices equal to the fair market value on the respective date of grant. In January 2005, the CEO and named executives received options to purchase an aggregate of 88,126 shares of common stock at exercise prices equal to the fair market value on the respective date of grant.

Performance Share Plan. The NBT Bancorp Inc. Performance Share Plan was established to provide certain NBT officers with long-term incentive opportunities that are linked to the profitability of the Company’s business and increases in stockholder value. The Compensation Committee will determine the performance period over which the achievement of applicable performance goals will be measured, the persons who will participate during the period, the amount of performance shares that may be awarded, and the basis for such awards. Each performance share is the value equivalent of one share of NBT common stock. The Performance Share Plan provides that shares of common stock are distributed two years (or such other period previously established by the Committee) following the end of the applicable performance period, provided the participant is still employed by the Company. After performance shares have become earned, but before vesting of the underlying common stock, the participants shall generally have the rights and privileges of a stockholder of the Company with respect to the shares, including the right to vote and receive dividends. In the event the participant is not employed on the vesting date, such shares will be forfeited and available for future awards. The maximum number of shares that may be issued to any participant with respect to any eligibility period is 50,000.

In January 2004, Messrs. Forsythe, Dietrich, Chewens and Raven were awarded 5,000, 5,000, 3,500 and 3,500 performance shares, respectively. For the performance share awards made in fiscal 2004, the Compensation Committee established a one-year performance period ending December 31, 2004. The primary performance measure selected by the Compensation Committee was cumulative earnings per share. The minimum amount (5,000 shares for Messrs. Forsythe and Dietrich and 3,500 shares for Messrs. Chewens and Raven) are earned if 100% of the targeted performance level is achieved. The maximum amount (6,000 shares for Messrs. Forsythe and Dietrich and 4,200 shares for Messrs. Chewens and Raven) are earned if 106% of the targeted performance level is achieved. For fiscal year 2004, 102% of the targeted performance level was achieved and the following amounts were earned by the executive officers: Mr. Forsythe, 5,250 shares; Mr. Dietrich, 5,250 shares; Mr. Chewens 3,675 shares; and Mr. Raven, 3,675 shares. Vesting of the shares underlying the 2004 performance shares will occur as of December 31, 2007, provided that the executive is then employed by the Company (except in the event of death, disability or retirement). Commencing January 21, 2005, dividends are being paid on the performance shares. The number and market value of the performance shares awarded and earned in 2004 are as follows: Mr. Forsythe, 5,250 shares with a value of $135,030; Mr. Dietrich 5,250 shares with a value of $135,030; Mr. Chewens 3,675 shares with a value of $94,521; and Mr. Raven 3,675 shares with a value of $94,521. The values of these shares are based on the closing market price of the Company’s common stock on the Nasdaq Stock Market of $25.72, on December 31, 2004.

Other. In addition to the compensation paid to Executive Officers as described above, Executive Officers received, along with and on the same terms as other employees, certain benefits pursuant to our 401(k)/ESOP. All of our named executives were eligible to participate in the 401(k)/ESOP and were 100% vested during 2004. The 401(k)/ESOP Plan provides that an eligible employee may elect to defer up to the Internal Revenue Code Section 402(g) limit, of his or her salary for retirement (subject to a maximum limitation for 2005 of $14,000 and 2004 of $13,000), and that we will provide a matching contribution of 100% of the first 3% of the employee’s deferred amount. In addition, we may make an additional discretionary matching contribution on behalf of participants who are employed on the last day of the plan year and who completed a year of service during the plan year based on the financial performance of the Company. For 2004, discretionary contributions of $637,644 (including the named executives) were made for eligible participants, in February 2005. These contributions were made in the form of Company stock. Compensation taken into account under the Plan cannot exceed $210,000 for 2005, and $205,000 for 2004. Our Board may amend or terminate this Plan at any time.

CEO Compensation. The Compensation Committee, in determining the compensation for the Chief Executive Officer, considers NBT's size and complexity, financial condition and results, including progress in meeting strategic objectives. The Chief Executive Officer's fiscal 2004 salary was $450,000, an increase of 5.9%, compared to $425,000 in 2003. NBT annually retains an independent compensation consultant, and in that regard received an opinion that the total compensation was reasonable in comparison to the total compensation provided by similarly situated publicly traded financial institutions. The Compensation Committee also sought the advice of that consultant in connection with the grant of options in fiscal 2004. For the fiscal year 2004, the Compensation Committee concluded that total compensation for the Chief Executive Officer was reasonable in comparison to similarly situated publicly traded financial institutions.

Internal Revenue Code (IRC) Section 162(m). In 1993, the IRC was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the IRC), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring NBT's compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation.

Members of the Compensation and Benefits Committee:

Chairman:       Andrew S. Kowalczyk, Jr.

Members:      Patricia T. Civil
William C. Gumble
Michael M. Murphy
Joseph G. Nasser
William L. Owens
Joseph A. Santangelo
Paul O. Stillman

Certain Relationships and Related Party Transactions

From time to time, NBT Bank makes loans to its Directors and Executive Officers and related persons or entities. It is the belief of Management that these loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectability nor present other unfavorable features.

The law firm of Kowalczyk, Tolles, Deery, & Hilton, LLP, of which Director Andrew S. Kowalczyk, Jr., is a partner, provided legal services to us and NBT Bank in 2004. We paid $161,737 in fees for services received from this firm. The law firms of Harris Beach LLP, of which Director William L. Owens is a partner; Oliver, Price & Rhodes, of which Director Paul D. Horger is a partner provided legal services to us in 2004. The amounts paid to each of these entities was less than the established reporting thresholds.

Performance Graph

The following graph compares the cumulative total stockholder return (i.e., price change, reinvestment of cash dividends and stock dividends received) on our common stock against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and the Index for NASDAQ Financial Stocks. The stock performance graph assumes that $100 was invested on December 31, 1999. The graph further assumes the reinvestment of dividends into additional shares of the same class of equity securities at the frequency with which dividends are paid on such securities during the relevant fiscal year. The yearly points marked on the horizontal axis correspond to December 31 of that year. We calculate each of the referenced indices in the same manner. All are market-capitalization-weighted indices, so companies judged by the market to be more important (i.e., more valuable) count for more in all indices.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG NBT BANCORP INC., THE INDEX FOR NASDAQ FINANCIAL STOCKS, AND THE NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX

Five Year Cumulative Total Return
Source: Bloomberg, L.P.
$250.00
$225.00
$200.00
$175.00
$150.00
$125.00
$100.00
$75.00
$50.00
$25.00
4 Qtr 99
4 Qtr 00
4 Qtr 01
4 Qtr 02
4 Qtr 03
4 Qtr 04
$203
$178
$55
NBT Bancorp
NASDAQ Financial Stocks
NASDAQ Composite Index

Risk Management Committee Report

Our Risk Management Committee, which functions as our audit committee, is comprised of nine directors who are not officers or employees of NBT. Each of the members of the Risk Management Committee is an independent director under SEC Regulation and Rule 4200(a)(14) of the Nasdaq Stock Market. No member of the Risk Management Committee serves on more than three audit committees. The Risk Management Committee held five meetings during 2004. The meetings were designed to facilitate and encourage private communication between the Risk Management Committee, the internal auditors and our independent registered public accounting firm, KPMG LLP.

Our Risk Management Committee acts under a written charter adopted and approved by our Board, a copy of which is available on the NBT Bancorp website at www.nbtbancorp.com/corporategov.html.

The Risk Management Committee has performed the procedures specified in the charter regarding the preparation and review of our consolidated financial statements as of and for the three years ended December 31, 2004. Among the procedures performed, the Risk Management Committee has:

•	Reviewed and discussed the audited consolidated financial statements with NBT Management;
•
Discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statements on Auditing Standards (SAS) 61 (Codification of Statements on Auditing Standards, AU § 380); and

•
Received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP its independence.

On the basis of its review as specified in the charter and discussions referred to in this section of the proxy statement, the Risk Management Committee has recommended to our Board that the audited consolidated financial statements be included in our Annual Report Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Members of the Risk Management Committee:

Chairman:      Joseph G. Nasser

Members:     Richard Chojnowski
William C. Gumble
Janet H. Ingraham
John C. Mitchell
Van Ness D. Robinson
Joseph A. Santangelo
Paul O. Stillman
Patricia T. Civil (*)

(*) Patricia T. Civil was designated as NBT’s “audit committee financial expert” upon joining the Committee and Board in May 2003. Ms. Civil meets the independence standards identified above.

NBT’s Independent Registered Public Accounting Firm

Our Risk Management Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2005. KPMG LLP has served as our independent registered public accounting firm since 1987. We expect representatives of KPMG LLP to be present at our annual meeting. Those representatives will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

Audit Fees and Non-Audit Fees. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of NBT’s annual consolidated financial statements for the fiscal years ended December 31, 2004 and 2003, and fees billed for other services provided by KPMG LLP. Prior to any new engagement representing a permissible audit or non-audit activity, approval of the Risk Management Committee is required.

	2004	2003
Audit Fees	$664,000	$363,000
Audit related fees (1)	$ 24,000	$ 20,000
Audit and Audit related fees	$688,000	$383,000
Tax fees (2)	$ 91,520	$149,555
Total Fees	$779,520	$532,555

(1) Audit related fees consisted of fees for audits of employee benefit plan financial statements.
(2) Tax fees consisted of fees for tax return preparation, tax compliance and tax planning services.

Audit Committee Review. Our Risk Management Committee has considered whether KPMG’s provision of the non-audit services summarized in the preceding section is compatible with maintaining KPMG’s independence.

OTHER MATTERS

Stockholder Proposals for the 2006 Annual Meeting

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement. Stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in our proxy statement for the 2006 Annual Meeting of Stockholders must be received by NBT by December 1, 2005. Each proposal must comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy. SEC rules set forth standards as to what stockholder proposals corporations must include in a proxy statement for an annual meeting.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting. The Company’s bylaws establish an advance notice procedure with regard to any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2006 annual meeting. Written notice of such stockholder proposal for the next annual meeting of our stockholders must be received by our President at our principal executive offices not later than March 5, 2006 and must not have been received earlier than February 3, 2006 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matter. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

Other Matters. As of the date of this proxy statement, our Board knows of no matters that will be presented for consideration at our meeting other than as described in this proxy statement. If any other matters should properly come before our meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by those proxies as to those matters. The persons named as proxies intend to vote in accordance with the determination of the majority vote of our Board.

Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and exhibits thereto required to be filed with the SEC under the Securities Exchange Act of 1934. Such written request should be directed to:

Michael J. Chewens
Senior Executive Vice President,
Chief Financial Officer and Corporate Secretary
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815

The Company also makes available the Company’s Annual Report on Form 10-K along with all other SEC filings under the stockholder information link at the Company’s website at www.nbtbancorp.com.